SPECIMEN UNIT CERTIFICATE

NUMBER	UNITS
U-
See Reverse for
certain definitions
CONVERTED ORGANICS INC.
CUSIP 21254S 305
UNITS CONSISTING OF ONE SHARE OF COMMON STOCK AND
ONE CLASS H WARRANT EACH TO PURCHASE ONE SHARE OF COMMON STOCK
THIS CERTIFIES THAT                      is the owner of                     Units.
Each Unit (“Unit”) consists of one (1) share of Common Stock, par value $0.0001 per share (“Common Stock”), of Converted Organics Inc., a Delaware company (the “Company”), and one (1) Class H warrant (the “Warrants”). Each Warrant entitles the holder to purchase one (1) share of Common Stock for $                     per share (subject to adjustment). Each Warrant will become exercisable sixty (60) days after issuance and will expire unless exercised before 5:00 p.m., New York City Time, on October                     , 2014 (the “Expiration Date”). The Common Stock and Warrants comprising the Units represented by this certificate are not transferable separately prior to                     , 2009, subject to earlier separation in the discretion of Chardan Capital Markets, LLC. The terms of the Warrants are governed by a Warrant Agreement, dated as of October                     , 2009, between the Company and Computershare Trust Company, N.A., as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 250 Royall Street, Canton, Massachusetts 02021, and are available to any Warrant holder on written request and without cost.
     This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.
     Witness the facsimile seal of the Company and the facsimile signature of its duly authorized officers.
By

CONVERTED ORGANICS INC.
CORPORATE
SEAL
2009
DELAWARE

President	Secretary
CONVERTED ORGANICS INC.
     The Company will furnish without charge to each shareholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of share or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.
     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:
          TEN COM — as tenants in common
          TEN ENT — as tenants by the entireties
          JT TEN — as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT-		Custodian	under

	(Cust)	(Minor)

	Uniform Gifts to Minors Act	.
(state)
Additional Abbreviations may also be used though not in the above list.
     For value received,                      hereby sell, assign and transfer unto
PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF
ASSIGNEE)

                                                                                                                                                                                                                             Units represented by the within Certificate, and do hereby irrevocably constitute and appoint
                                                                                                                         Attorney to transfer the said Units on the books of the within named Company will full power of substitution in the premises.
Dated
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.
Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15.
KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, MUTILATED OR DESTROYED, THE COMPANY WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

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